EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles J. Casamento, Chief Executive Officer and President of Osteologix, Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Osteologix, Inc. for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Osteologix, Inc.

November 10, 2006

By:   /S/ Charles J. Casamento

Charles J. Casamento
Chief Executive Officer and President

I, Matthew M. Loar, Chief Financial Officer of Osteologix, Inc., certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Osteologix, Inc. for the quarter ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Osteologix, Inc.

November 10, 2006

By:   /S/ Matthew M. Loar

Matthew M. Loar
Chief Financial Officer